                                AMENDMENT NO. 2
                                     TO THE
                            ASSET PURCHASE AGREEMENT


     THIS AMENDMENT, dated as of November 19, 1999 (the "Amendment") to the Asset Purchase Agreement, dated as of September 28, 1999 (as amended through the date hereof, the "Asset Purchase Agreement"), is made by and among Favorite Brands International Holding Corp., a Delaware corporation, Favorite Brands International, Inc., a Delaware corporation, Sather Trucking Corporation, a Delaware corporation, and Trolli, Inc., a Delaware corporation (collectively, the "Sellers"), and Nabisco, Inc., a New Jersey corporation, Nabisco Brands Company, a Delaware corporation, and Nabisco Technology Company, a Delaware corporation (collectively, the "Purchasers"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Asset Purchase Agreement.

     WHEREAS, the Sellers and Purchasers desire to amend the Asset Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                   AMENDMENTS

     Section 1.01. Amendment of Section 1.01. Section 1.01 of the Asset Purchase Agreement is amended to add immediately after the last sentence of paragraph (b) of such Section the following new sentence:

          The contract between Favorite Brands International and Share Data, Inc. dated October 21, 1998 is excluded from the Section 365 Assumed Rights and shall be included in the Excluded Contracts.

     Section 1.02. Amendment of Section 1.03. Section 1.03 of the Asset Purchase Agreement is amended to add immediately after the last sentence of such Section the following new sentence:

          If (a) prior to the effective date of any Chapter 11 plan in the Sellers' Chapter 11 Cases, a third party files a lawsuit against Purchasers alleging that Purchasers owe such third party an amount representing cure costs (as defined in the Notice of Assumption and Assignment), and (b) Purchasers notify Sellers of such lawsuit within ten business days of being served, then the Sellers will seek an order from the bankruptcy court enjoining such prosecution, and, to the extent that such cure costs are determined by the bankruptcy court to be allowable against Sellers or Purchasers or both, Sellers shall pay such amounts to such third party. Other than to pay amounts so allowed by the Bankruptcy Court, Purchasers shall not be entitled to assert any claim against Sellers arising out of this provision.

     Section 1.03. Amendment of Section 1.06. Section 1.06 of the Asset Purchase Agreement is amended to add immediately preceding the first sentence of paragraph (b) of such Section the following clause:

          For federal income tax purposes only,

     Section 1.04. Amendment of Section 1.08. Section 1.08 of the Asset Purchase Agreement is amended to delete clause (b) of paragraph (a) of such Section and replace such clause with the following new clause (b):

          (b) only include line items that are (i) substantially consistent with those in the Balance Sheet, and (ii) required to calculate Closing Working Capital or directly relate to Property, Plant and Equipment.

     Section 1.05. Amendment of Section 1.09. Section 1.09 of the Asset Purchase Agreement is amended to add immediately after the last sentence of paragraph (a) of such Section the following new sentence:

          In addition, the Purchasers shall pay to the Sellers, as an additional adjustment to the Purchase Price, an amount equal to the amount of cash transferred to Purchasers' 401(k) Plans from Sellers' 401(k) Plans representing unallocated forfeitures.

     Section 1.06. Amendment of Section 2.02. Section 2.02 of the Asset Purchase Agreement is amended to add immediately after the last sentence of paragraph (a) of such Section the following new sentence:

          Purchasers and Sellers agree that any representations and warranties contained in any assignments or other instruments of conveyance, including, but not limited to, assignments of rights in intellectual property, will not have any legal effect between Purchasers and Sellers, and Sellers do not make or agree to any representations or warranties except those contained in the Asset Purchase Agreement and such representations and warranties do not survive Closing.

     Section 2.02 of the Asset Purchase Agreement is further amended to add immediately after paragraph (b) of such Section the following new paragraphs (c) and (d):

          (c) At or prior to Closing, both the Purchasers and the Sellers agree that each will deliver payment in full for any and all outstanding trade payables to each other as of Closing from transactions and business with each other that is not related to this Agreement.

          (d) In the morning of the next business day immediately after
     Closing, Bank of America's BAMTRAC support group will process a "Previous Day Reporting BAMTRAC Composite Report" from the Bank of America BAMTRAC System for the Trolli Lockbox/Operating Account at Bank of America (Account 87657-62355). Based on such Report, the Purchasers and Sellers will
     calculate an amount herein referred to as the "Lockbox Cash."   For
     purposes of this Agreement, the Lockbox Cash will be equal to the amount on the "Lockbox Credits (LBCR) Requested" line less the total amount reflected on such report as "0 Day Money" in the "Availability Distributed" line items. An example of such calculation is set forth in Exhibit A to this Amendment. The Purchasers will wire the Lockbox Cash to the Sellers within two business days after the calculation of the amount of Lockbox Cash to:

     CHASE MANHATTAN BANK/NY
     ABA # 021000021
     CREDIT TO:  FAVORITE BRANDS INTL INC.
     ACCT NO: 323-845-851

     Section 1.07. Amendment of Section 3.13. Section 3.13 is amended to add immediately at the end of the sentence of such Section the following clause:

          , except in each case for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 1.08. Amendment of Section 3.14. Section 3.14 is amended to delete the last sentence of such Section.

     Section 1.09. Amendment of Section 3.15. Section 3.15 is amended to delete the first sentence of such Section and replace such sentence with the following sentence:

          All accounts receivable (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet arose in the ordinary course of business.

     Section 1.10. Amendment of Section 4.03. Section 4.03 is amended to delete the word "the" that appears before the words "any Purchaser" in the fifth line of such Section.

     Section 1.11. Amendment of Section 5.03. Section 5.03 is amended to add immediately after the words "Chapter 11 Case" in the first sentence of paragraph
(b) of such Section the following parenthetical:

          (including objecting to claims filed in the Chapter 11 Case)

     Section 1.12. Amendment of Schedule 1.02. Schedule 1.02 is amended to add immediately after Item 11. of such Schedule the following Items 12. through 15.:

     12.  One Buick Park Avenue automobile
     13. Motor Vehicle Lease Agreement between Bredeman Lexus - Glenview and Favorite Brands International for a 1998 Lexus LS400
     14. Any rights that Sellers may have pursuant to agreements with pre-petition creditors to settle pre-petition claims other than with respect to the Section 365 Assumed Rights.

     15. Insurance policies underlying Sellers' obligations under pre-petition deferred compensation arrangements for former employees Gene Allen and George Lebreaux.
     16. All rights, claims and remedies arising under chapter 5 of title 11 of the Bankruptcy Code including, without limitation, (S)(S) 544, 547, 548, 549, 550, 551, 552 and 553.

     Section 1.13. Amendment of Schedule 3.07(a). Schedule 3.07(a) is amended as follows:

          (a) add immediately after Item IV. hhh. and Item V. x. of Schedule 3.07(a) the Material Contracts respectively listed in Exhibit B attached hereto;

          (b) for the Material Contract listed in Item IV. aaa. of Schedule 3.07(a), the name "Imperial Sugar Company" is deleted and replaced with the name "Indiana Sugar Company"; and

          (c) add an asterisk ("*") immediately next to the Material Contract listed in Item XIII. b. of Schedule 3.07(a) to denote a contract not to be assumed by the Purchaser.

                                   ARTICLE 2

                              GENERAL PROVISIONS

     Section 2.01. Descriptive Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

     Section 2.02. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware or any other jurisdiction in accordance with Section 8.07 of the Asset Purchase Agreement. The Purchasers and Sellers irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Amendment (and agree not to commence any litigation relating thereto except in the Bankruptcy Court).

     Section 2.03. Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Amendment shall become effective upon the Closing when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

     IN WITNESS WHEREOF, the Sellers and the Purchasers have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                                            FAVORITE BRANDS
                                             INTERNATIONAL HOLDING CORP.

                                            By: /s/ Steven F. Kaplan
                                               ------------------------------
                                               Name:  Steven F. Kaplan
                                               Title: President


                                            FAVORITE BRANDS
                                             INTERNATIONAL, INC.

                                            By: /s/ Steven F. Kaplan
                                               ------------------------------
                                               Name:  Steven F. Kaplan
                                               Title: President


                                            SATHER TRUCKING CORPORATION

                                            By: /s/ Steven F. Kaplan
                                               ------------------------------
                                               Name:  Steven F. Kaplan
                                               Title: President


                                            TROLLI, INC.

                                            By: /s/ Steven F. Kaplan
                                               ------------------------------
                                               Name:  Steven F. Kaplan
                                               Title: President


                                            NABISCO, INC.

                                            By: /s/ Peter Klein
                                               ------------------------------
                                               Name:  Peter Klein
                                               Title: Executive Vice President

                                            NABISCO BRANDS COMPANY

                                            By: /s/ Peter Klein
                                               ------------------------------
                                               Name:  Peter Klein
                                               Title: Authorized Signatory


                                            NABISCO TECHNOLOGY COMPANY

                                            By: /s/ Peter Klein
                                               ------------------------------
                                               Name:  Peter Klein
                                               Title: Authorized Signatory

                                   EXHIBIT A


[Bank of America. LOGO]            BANK OF AMERICA
                         FAVORITE BRANDS INTERNATIONAL
                            PREVIOUS DAY REPORTING
                           BANTRAC COMPOSITE REPORT
                                 AS OF NOV 10


******************BANK OF AMERICA-NORTHBROOK - NORTHBROOK, IL*******************
** U.S. DOLLAR ***                      TROLLI, INC.                       82355
765762355                               LATEST UPDATE: NOV 11 04:13 CST

----------------------------------- BALANCES -----------------------------------
LOSING LEDGER BAL                0.00  0  DAY FLOAT                         0.56
YTD AVG LEDGER BAL               0.00  1  DAY FLOAT                         0.00
YTD AVG LEDGER BAL               0.00  2  DAY FLOAT                         0.00
                                       3  DAY FLOAT                         0.00
OPENING AVAIL BAL                0.00  4  DAY FLOAT                         0.00
CLOSING AVAIL BAL                0.00  5  DAY FLOAT                         0.00
YTD AVG AVAIL BAL                0.00
YTD AVG AVAIL BAL                0.00

------- CREDIT SUMMARIES  -----------  -----------  DEBIT SUMMARIES  -----------
TOTAL CREDITS              168,908.34  TOTAL DEBITS                   168,908.34
LOCKBOX CREDITS            161,708.56  CHECKS PAID                    168,908.34
ZSA TRANSFER CR              7,199.78  MISC DEBITS                          0.00
*********************************** CREDITS ************************************

                          * LOCKBOX CREDITS (LBCR) *

161,708.56   00000098678
             AVAILABILITY DISTRIBUTED:
             [0/1/2 DAYS: 0.58/97,584.00/64,124.00]
----------
161,708.56   LOCKBOX CREDITS (LBCR) REQUESTED                            1 ITEMS

                       * ZBA TRANSFER CREDITS (ZBATCR) *

  7,199.78   SAME-CENTER FROM 6188700953
----------
  7,199.78   ZBA TRANSFER CREDITS (ZBATCR) REQUESTED                     1 ITEMS

168,908.34   TOTAL CREDITS REQUESTED                                     2 ITEMS

----------------------------------- DEBITS -------------------------------------

                                * CHECKS (CK) *

    104.84   00000061968
    189.70   00000061982
     29.97   00000061993
     65.80   00000061997
  2,498.40   00000062004
  5,400.00   00000073302
 34,762.13   00000073343
    323.50   00000073348

    870.48   00000073350
    908.16   00000073362


         1 and 2 Day Money Calculation
-------------------------------------------------
LBCR                                  161,708.56
"0 Day Money"                              (0.56)
                                     -----------
Amount to be Transferred to Estate   $161,708.00
                                     ===========

         76,000.00   00000073374
            218.80   00000073392
          6,775.29   00000073384
         23,274.99   00000073395
             65.00   00000073400
            843.16   00000073405
          1,968.31   00000073409
          8,396.31   00000073419
            965.19   00000073427
            490.25   00000073430
          1,272.08   00000073441
          3,037.00   00000073446
            150.00   00000073470
            150.00   00000073471
            150.00   00000073473
------------------
        168,908.34   CHECKS (CK) REQUESTED                              25 ITEMS

                     MISCELLANEOUS DEBITS (MISCOR)

               .00   AVAILABILITY DISTRIBUTED:
                     [0/1/2 DAYS:  0.00/97,584.00/64.124.00]
                     FLOAT TRANSFER TO ACCOUNT 8198700963
------------------
               .00   MISCELLANEOUS DEBITS (MISCOR) REQUESTED             1 ITEMS

        168,908.34   TOTAL DEBITS REQUESTED                             26 ITEMS

======= END OF ACCOUNT ======= 62366  ================= 8765762356 =============

                                   Exhibit B

                        Amendments to Schedule 3.07(a)
                        ------------------------------


IV.  Key Purchasing Agreements
     -------------------------

     iii. Contract Order between Trolli, Inc. and Cargill North American Corn Milling, dated 12/28/98, contract number 20197.00.

     jjj. Contract Order between Trolli, Inc. and Cargill North American Corn
          Milling, dated 1/5/99, contract number 20615.00.*

     kkk. Contract Order between Trolli, Inc. and Cargill North American Corn
          Milling, dated 1/5/99, contract number 20614.00.*

     lll. Purchase Order between Trolli, Inc. and GMI Products, Inc., dated
          6/15/99, contract number 033363, in the amount of $422,928.00.

     mmm. Purchase Order between Trolli, Inc. and DynaGel Incorporated, dated
          11/20/98, contract number 031180, in the amount of $1,900,000.00.

     nnn. Purchase Order between Trolli, Inc. and Kind & Knox Gelatine, Inc., dated 11/20/98, contract number 031179, in the amount of $993,700.00.

     ooo. Purchase Order between Trolli, Inc. and Leiner Davis Gelatin (USA), dated 11/16/98, contract number 030732, in the amount of $7,520,000.00.


V.   Software Agreements
     -------------------

     y. Internet Services Agreement between Favorite Brands International, Inc. and KSI-Net56 dated December 17, 1997.


* Indicates a contract that will not be assumed by the Purchasers